UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K/A
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): March 15, 2023
_____________________
LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
_____________________

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On March 15, 2023, LivePerson, Inc. (the “Registrant,” “we” or “us”) issued a press release announcing its results of operations and financial condition for the year ended December 31, 2022, which was furnished as Exhibit 99.1 to a Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission (the “Original Form 8-K”). The Registrant is furnishing this Form 8-K/A solely for the purpose of furnishing a revised version of the press release correcting clerical errors.

The revised press release, which was issued in revised form on March 15, 2023, provides corrected information regarding full year 2023 guidance: “For full year 2023 guidance, we expect total revenue to range from $422 million to $436 million or (18)% to (15)% year over year. We also expect Adjusted EBITDA to range from $15 million to $32 million, or a margin of 4% to 7%.”

The revised press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Measures

Investors are cautioned that the following financial measures are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs and (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs divided by revenue. Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

The above forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Registrant does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, Adjusted EBITDA and Adjusted EBITDA margin, to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, benefit from income taxes, interest income (expense), and other expense (income), which depend on future events that the Registrant is unable to predict. Depending on the size of these items, they could have a significant impact on the Registrant’s GAAP financial results.

Information Furnished, Not Filed

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following documents are included as exhibits to this report:

99.1*	Corrected press release issued March 15, 2023 relating to results of operations and financial condition for the year ended December 31, 2022.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Furnished herewith
**    Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	March 15, 2023	By:	/s/ JOHN COLLINS
John Collins
Chief Financial Officer